As filed with the Securities and Exchange Commission on March 27, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ARAVIVE, INC.

(Exact name of registrant as specified in its charter)

Delaware	26-4106690
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

River Oaks Tower

3730 Kirby Drive, Suite 1200

Houston, Texas 77098

(Address, including zip code, of principal executive offices)

Aravive, Inc. 2019 Equity Incentive Plan

Aravive, Inc. 2014 Employee Stock Purchase Plan

(Full title of the plans)

Rekha Hemrajani

Chief Executive Officer

River Oaks Tower

3730 Kirby Drive, Suite 1200

Houston, Texas 77098

(936) 355-1910

(Name, address of and telephone number, including area code, of agent for service)

Copies to:

Leslie Marlow, Esq.
Hank Gracin, Esq
Patrick J. Egan, Esq.
Gracin & Marlow, LLP
The Chrysler Building
405 Lexington Avenue, 26th Floor New York, New York 10174
(Name, address and telephone number)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer		☐

Non-accelerated filer	☒	Smaller reporting company		☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(3)
Common Stock, par value $0.0001 per share
—2019 Equity Incentive Plan (4)	728,343	$3.90	$2,840,537.70	$368.70
—2014 Employee Stock Purchase Plan (5)	50,000	$3.90	$195,000.00	$25.31
Total	778,343	$3.90	$3,035,537.70	$394.01

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction.

(2)

Calculated pursuant to Rule 457(c) and 457(h) of the Securities Act solely for purposes of calculating the registration fee. The price for the shares under the plan is based upon the average of the high and low sale prices of the Registrant’s common stock reported on the Nasdaq Capital Market on March 23, 2020.

(3)	Calculated under Section 6(b) of the Securities Act as .00012980 of the proposed maximum aggregate offering price.

(4)

Represents (i) 675,080 shares of common stock that were automatically added to the number of shares authorized for issuance under the 2019 Equity Incentive Plan (the “2019 EIP”) on January 1, 2020 pursuant to an “evergreen” provision contained in the 2019 EIP and (ii) 53,263 shares of common stock that have become available for issuance under the 2019 EIP as a result of the forfeiture, termination, expiration or repurchase of stock options or other stock awards that had been granted under the 2014 Equity Incentive Plan, the 2009 Stock Plan, the 2017 Equity Incentive Plan and the 2010 Equity Incentive Plan.

(5)

Represents shares of common stock that were automatically added to the number of shares authorized for issuance under the 2014 Employee Stock Purchase Plan (the “2014 ESPP”) on January 1, 2020 pursuant to an “evergreen” provision contained in the 2014 ESPP.

EXPLANATORY NOTE

Pursuant to General Instruction E of Form S-8, Aravive, Inc. (the “Registrant” or the “Company”) is filing this Registration Statement on Form S-8 (the “Registration Statement”) for the purpose of registering an aggregate additional 778,343 shares of the Registrant’s common stock, par value $0.0001 per share (the “Common Stock”), that may be issued pursuant to the Registrant’s equity incentive plans pursuant to “evergreen” provisions contained therein, respectively, as follows: (i) 675,080 shares of Common Stock that were automatically added to the shares authorized for issuance under the 2019 Equity Incentive Plan (the “2019 EIP”) on January 1, 2020 and 53,263 shares of common stock that have become available for issuance under the 2019 EIP as a result of the forfeiture, termination, expiration or repurchase of stock options or other stock awards that had been granted under the 2014 Equity Incentive Plan, the 2009 Stock Plan, the 2017 Equity Incentive Plan and the 2010 Equity Incentive Plan and (ii) 50,000 shares of Common Stock that were automatically added to the shares authorized for issuance under the 2014 Employee Stock Purchase Plan (the “2014 ESPP”) on January 1, 2020. These additional shares of Common Stock are securities of the same class as other securities for which registration statements on Form S-8 have been previously filed with the Securities and Exchange Commission (the “Commission”), which are described below. As disclosed above, these additional shares of Common Stock have become reserved for issuance as a result of the operation of the “evergreen” provisions in each of the 2019 EIP and the 2014 ESPP, which provide that the total number of shares subject to such plans will be increased each year pursuant to a specified formula.

Each of the Registrant’s Form S-8 Registration Statements filed with the Commission on April 1, 2014 (File No. 333-194949), May 14, 2015 (File No. 333-204178), March 8, 2016 (File No. 333-210013), March 10, 2017 (File No. 333-216586), October 17, 2018 (File No. 333-227865), March 15, 2019 (File No. 333-230348) and September 20, 2019 (File No. 233866), which relate to the 2019 EIP and 2014 ESPP, is incorporated herein by reference and made a part hereof.

PART I

INFORMATION REQUIRED IN SECTION 10(a) PROSPECTUS

In accordance with the instructional note to Part I of Form S-8 as promulgated by the Commission, the information specified by Part I of Form S-8 has been omitted from this Registration Statement. The documents containing the information specified in Part 1 will be delivered to the participants in the 2019 Plan and 2014 Plan covered by this Registration Statement as required by Rule 428(b)(1) under the Securities Act of 1933, as amended.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents previously filed by the Registrant with the Commission are incorporated by reference into this Registration Statement:

•	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the Commission on March 27, 2020;

•	The Registrant’s Current Reports on Form 8-K, filed with the Commission on January 9, 2020, January 13, 2020 and February 18, 2020;

•

The description of the Registrant’s common stock that is contained in a registration statement on Form 8-A filed on March 19, 2014 (File No. 001-36361) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description; and

•

All other reports and documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 5. Interests of Named Experts and Counsel.

As of the date of this Registration Statement, an attorney of Gracin & Marlow, LLP beneficially owns securities exercisable to purchase an aggregate of 20,425 shares of the Registrant’s capital stock.

Item 8. Exhibits.

Exhibit Number	Description of Document

4.1(1)	Amended and Restated Certificate of Incorporation of the Registrant.

4.2(2)	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Registrant.

4.3(3)	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Registrant.

4.4(4)	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Registrant.

4.5(5)	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Registrant.

4.6(6)	Certificate of Correction to Certificate of Amended and Restated Certificate of Incorporation of Aravive, Inc.

4.7(7)	Amended and Restated Bylaws of the Registrant.

5.1*	Opinion of Gracin & Marlow, LLP.

23.1*	Consent of BDO USA, LLP, Independent Registered Public Accounting Firm.

23.2*	Consent of Gracin & Marlow, LLP (included in Exhibit 5.1).

24.1*	Powers of Attorney (included on the signature page of this Registration Statement on Form S-8).

99.1(8)	2019 Equity Incentive Plan.

99.2(9)	Form of Stock Option Grant Notice, Stock Option Agreement and Notice of Exercise under the 2019 Equity Incentive Plan.

99.3(10)	Form of 2019 Equity Incentive Plan Restricted Stock Unit Grant Notice and Restricted Stock Unit Award Agreement.

99.4(11)	2014 Employee Stock Purchase Plan.

*      Filed herewith.

(1)	Filed as Exhibit 3.1 to Registrant’s Current Report on Form 8-K (File No. 001-36361), filed with the Securities and Exchange Commission on March 26, 2014, and incorporated herein by reference.
(2)	Filed as Exhibit 3.1 to Registrant’s Current Report on Form 8-K (File No. 001-36361), filed with the Securities and Exchange Commission on June 1, 2017, and incorporated herein by reference.
(3)	Filed as Exhibit 3.1 to Registrant’s Current Report on Form 8-K (File No. 001-36361), filed with the Securities and Exchange Commission on September 12, 2017, and incorporated herein by reference.

(4)	Filed as Exhibit 3.1 to Registrant’s Current Report on Form 8-K (File No. 001-36361), filed with the Securities and Exchange Commission on October 16, 2018, and incorporated herein by reference.

(5)	Filed as Exhibit 3.2 to Registrant’s Current Report on Form 8-K (File No. 001-36361), filed with the Securities and Exchange Commission on October 16, 2018, and incorporated herein by reference.

(6)	Filed as Exhibit 3.6 to Registrant’s Annual Report on Form 10-K (File No. 001-36361), filed with the Securities and Exchange Commission on March 15, 2019, and incorporated herein by reference.
(7)	Filed as Exhibit 3.4 to Registrant’s Registration Statement on Form S-1 (File No. 333-193997), filed with the Securities and Exchange Commission on March 6, 2014, and incorporated herein by reference.
(8)

Filed as Exhibit 99.1 to Registrant’s Registration Statement on Form S-8 (File No. 333-233866), filed with the Securities and Exchange Commission on September 20, 2019, and incorporated herein by reference.

(9)

Filed as Exhibit 99.2 to Registrant’s Registration Statement on Form S-8 (File No. 333-233866), filed with the Securities and Exchange Commission on September 20, 2019, and incorporated herein by reference.

(10)

Filed as Exhibit 99.3 to Registrant’s Registration Statement on Form S-8 (File No. 333-233866), filed with the Securities and Exchange Commission on September 20, 2019, and incorporated herein by reference.

(11)

Filed as Exhibit 10.9 to Registrant’s Registration Statement on Form S-1 (File No. 333-193997), filed with the Securities and Exchange Commission on March 6, 2014, and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on this 27th day of March, 2020.

ARAVIVE, INC.

By:	/s/ Rekha Hemrajani
Rekha Hemrajani
President and Chief Executive Officer

POWERS OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Rekha Hemrajani and Vinay Shah, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, whether pre-effective or post-effective, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, or his, her or their substitute or substitutes, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done with respect to this Registration Statement or any amendments hereto in the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his, her or their substitute or substitutes, or any of them, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Rekha Hemrajani	Chief Executive Officer, President and Director	March 27, 2020
Rekha Hemrajani	(Principal Executive Officer)

/s/ Vinay Shah	Chief Financial Officer	March 27, 2020
Vinay Shah	(Principal Financial Officer &
Principal Accounting Officer)

/s/ Srinivas Akkaraju	Director	March 27, 2020
Srinivas Akkaraju, M.D., Ph.D.

/s/ Amato Giaccia	Director	March 27, 2020
Amato Giaccia, Ph.D.

/s/ Robert E. Hoffman	Director	March 27, 2020
Robert E. Hoffman

/s/ Jay P. Shepard	Director	March 27, 2020
Jay P. Shepard	(Chairman of the Board)

/s/ Raymond Tabibiazar	Director	March 27, 2020
Raymond Tabibiazar, M.D.

/s/ Eric Zhang	Director	March 27, 2020
Eric Zhang